As filed with the Securities and Exchange Commission on December 12, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINDRED BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-1160142
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1499 Bayshore Highway, Suite 226

Burlingame, California 94010

(650) 701-7901

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Chin, M.D.

President and Chief Executive Officer

Kindred Biosciences, Inc.

1499 Bayshore Highway, Suite 226

Burlingame, California 94010

(650) 701-7901

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sanford J. Hillsberg, Esq. Dale E. Short, Esq. TroyGould PC 1801 Century Park East, 16th Floor Los Angeles, California 90067 (310) 553-4441	Charles K. Ruck, Esq. B. Shayne Kennedy, Esq. Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 (714) 540-1235

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-192242)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.0001 par value per share	$2,875,000	$371

(1)	The Registrant previously registered common stock with an aggregate offering price of $57,500,000 on a Registration Statement on Form S-1 (File No. 333-192242) filed by the Company on October 2, 2013 and declared effective by the Securities and Exchange Commission on December 11, 2013. In accordance with Rule 462(b) under the Securities Act, an additional amount of common stock having a proposed maximum aggregate offering price of $2,875,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of common stock under the Registration Statement on Form S-1 (File No. 333-192242). In no event will the maximum aggregate offering price of all common stock issued pursuant to this Registration Statement and the Registration Statement on Form S-1 (File No. 333-192242) exceed that registered under such registration statements.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

Kindred Biosciences, Inc., a Delaware corporation (the “Company”), is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock contemplated by the Registration Statement on Form S-1 (File No. 333-192242) filed by the Company on October 2, 2013 and declared effective by the SEC on December 11, 2013 (the “Prior Registration Statement”). The Company is filing this Registration Statement for the sole purpose of increasing by $2,875,000 the maximum aggregate offering price of common stock registered under the Prior Registration Statement.

The contents of the Prior Registration Statement, including the prospectus contained therein, and any and all prospectus supplements and all exhibits thereto, are incorporated by reference into this Registration Statement in their entirety and are deemed to be part of this Registration Statement.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-192242), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (included in Exhibit 5.1)

23.2	Consent of KMJ Corbin & Company LLP

24.1	Powers of Attorney (included in registrant’s Registration Statement on Form S-1 (File No. 333-192242) filed with the Commission on November 8, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in Burlingame, California, on December 11, 2013.

KINDRED BIOSCIENCES, INC.

By:	/s/ Richard Chin, M.D.
Richard Chin, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard Chin, M.D. Richard Chin, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 11, 2013

/s/ Stephen S. Galliker Stephen S. Galliker	Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2013

/s/ Ernest Mario* Ernest Mario	Director	December 11, 2013

/s/ Ervin Veszprémi* Ervin Veszprémi	Director	December 11, 2013

/s/ Oleg Nodelman* Oleg Nodelman	Director	December 11, 2013

/s/ Raymond Townsend* Raymond Townsend	Director	December 11, 2013

*By	/s/ Richard Chin, M.D.
Name: Richard Chin, M.D.
Title: Attorney-in-fact

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INDEX TO EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (included in Exhibit 5.1)

23.2	Consent of KMJ Corbin & Company LLP

24.1	Powers of Attorney (included in registrant’s Registration Statement on Form S-1 (File No. 333-192242) filed with the Commission on November 8, 2013.

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